Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2017 Second Quarter Results

ARLINGTON, VIRGINIA, July 27, 2017.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the second quarter ended June 30, 2017.

"The second quarter was a productive one for the Company", said Larry Nicholson, President and Chief Executive Officer of CalAtlantic Group, Inc.  "In addition to our solid operating results, I am pleased with the significant progress we made with our growth initiative, expanding into the robust Seattle and Salt Lake City markets.  Our entry into these strong "top 20" markets offer us great growth and earnings opportunities going forward in sustainable, long-term markets."

2017 CalAtlantic Second Quarter Highlights and Comparisons to 2016 Second Quarter

•	Net new orders of 4,078, up 4%; Dollar value of net new orders up 7%
•	557 average active selling communities, down 2%
•	3,653 new home deliveries, up 5%
•	Average selling price of $444 thousand, down 1%
•	Home sale revenues of $1.6 billion, up 4%
•	Gross margin from home sales of 20.0%, compared to 21.9%
•	SG&A rate from home sales of 10.7%, compared to 10.6%
•	Operating margin from home sales of $149.4 million, or 9.2%, compared to $175.2 million, or 11.2%
•	Net income of $99.0 million, or $0.75 per diluted share, vs. net income of $112.8 million, or $0.83 per diluted share
•	$406.1 million of land purchases and development costs, compared to $394.8 million

Orders.  Net new orders for the 2017 second quarter were up 4% from the 2016 second quarter, to 4,078 homes, with the dollar value of these orders up 7%.  The Company's monthly sales absorption rate was 2.4 per community for the 2017 second quarter, up 6% compared to the 2016 second quarter and down 4% from the 2017 first quarter.  The Company's cancellation rate for the 2017 second quarter was 14%, down compared to 15% for the 2016 second quarter and up slightly from 13% for the 2017 first quarter.

Backlog.  The dollar value of homes in backlog increased 4% to $3.6 billion, or 7,534 homes, compared to $3.4 billion, or 7,456, homes, for the 2016 second quarter, and increased 9% compared to $3.3 billion, or 7,109 homes, for the 2017 first quarter.  The increase in year-over-year backlog value was driven by the 3% increase in the average home price in our backlog, to $473 thousand and a 1% increase in units in backlog.  As of June 30, 2017, the average gross margin of the 7,534 total homes in backlog was 20.8%, up 40 basis points compared to the total homes in backlog as of March 31, 2017.

Revenue.  Revenues from home sales for the 2017 second quarter increased 4% to $1.6 billion, as compared to the 2016 second quarter, resulting from a 5% increase in deliveries, partially offset by a 1% decrease in the Company's average home price to $444 thousand.  The decrease in average home price was primarily driven by a 5% decrease in the West region, attributable to a shift in product mix.

Gross Margin.  The Company achieved gross margin from homes sales of 20.0% for the 2017 second quarter.  The Company's 2017 gross margin was negatively impacted by a shift in product mix and an increase in direct construction costs per home.

SG&A Expenses. Selling, general and administrative expenses for the 2017 second quarter were $174.0 million, or 10.7%, as compared to $165.7 million, or 10.6%, for the 2016 second quarter.  This 10 basis point increase was primarily the result of an increase in co-broker commissions.

Land.  During the 2017 second quarter, the Company spent $406.1 million on land purchases and development costs, compared to $394.8 million for the 2016 second quarter. The Company purchased $262.4 million of land, consisting of 3,576 homesites, of which 33% (based on homesites) is located in the North region, 24% in the Southeast region, 11% in the Southwest region, and 32% in the West region.  As of June 30, 2017, the Company owned or controlled 67,622 homesites, of which 46,788 were owned and actively selling or under development, 16,502 were controlled or under option, and the remaining 4,332 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $823.1 million of available liquidity, including $167.8 million of unrestricted homebuilding cash and $655.3 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of June 30, 2017 and 2016 was 47.0% and 47.9%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 45.7%* and 45.9%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending June 30, 2017 and 2016 was 3.8x* and 4.4x*, respectively.

Share Repurchases.  During the 2017 second quarter, the Company repurchased 4.4 million shares at an average price of $33.90 for a total spend of approximately $150.0 million.  As of the end of the quarter, the Company had $217.4 million remaining under its 2016 share repurchase authorization.

Debt Refinancing Activities.  On April 4, 2017 the Company issued $125 million of 5.875% senior notes due November 2024 and $100 million of 5.25% senior notes due June 2026.  On their May 15, 2017 maturity date, the Company repaid in full its $230 million 8.4% senior notes.  On June 9, 2017 the Company issued $350 million of 5.0% senior notes due June 2027.  On June 8, 2017 the Company issued a "Notice to Repurchase at Holder's Option" and a "Notice of Redemption" to the holders of its 1.25% convertible senior notes due 2032.  The Company intends to repurchase the entire $253 million principal balance of the 1.25% convertible notes on August 7, 2017, unless such notes are earlier repurchased or converted.  If the $253 million of convertible notes are repurchased as planned, the fully diluted share count of the Company will be reduced by approximately 6.3 million shares.

Earnings Conference Call

A conference call to discuss the Company's 2017 second quarter results will be held at 10:00 a.m. Eastern time July 28, 2017.  The call will be broadcast live over the internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (888) 283-6901 (domestic) or (719) 325-2412 (international); Passcode: 2625889. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 2625889.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), one of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 43 Metropolitan Statistical Areas spanning 19 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

This news release and the referenced earnings conference call contain forward-looking statements.  These statements include but are not limited to new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; our liquidity; our ability to execute our business; our positioning, growth and earnings opportunities arising from our entry into the Seattle and Utah markets; the amount and timing of share repurchases; and the planned repurchase of the Company's convertible notes due 2032 and the resulting approximately 6.3 million share reduction in the Company's fully diluted share count.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's financial services operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (240) 532-3888, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 9.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30,	June 30,	Percentage	March 31,	Percentage
	2017	2016	or % Change	2017	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,653	3,484	5%	3,012	21%
Average selling price	$444	$447	(1%)	$444	―
Home sale revenues	$1,620,614	$1,558,701	4%	$1,337,699	21%
Gross margin % (including land sales)	20.0%	21.6%	(1.6%)	20.5%	(0.5%)
Gross margin % from home sales	20.0%	21.9%	(1.9%)	20.5%	(0.5%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	20.0%	22.2%	(2.2%)	20.5%	(0.5%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of
home sales)*	23.2%	24.8%	(1.6%)	23.5%	(0.3%)
Incentive and stock-based compensation expense	$16,401	$17,275	(5%)	$14,925	10%
Selling expenses	$87,867	$81,396	8%	$73,592	19%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$69,729	$67,023	4%	$67,759	3%
SG&A expenses	$173,997	$165,694	5%	$156,276	11%
SG&A % from home sales	10.7%	10.6%	0.1%	11.7%	(1.0%)
Operating margin from home sales	$149,368	$175,214	(15%)	$118,568	26%
Operating margin % from home sales	9.2%	11.2%	(2.0%)	8.9%	0.3%
Adjusted operating margin from home sales*	$149,368	$181,072	(18%)	$118,568	26%
Adjusted operating margin % from home sales*	9.2%	11.6%	(2.4%)	8.9%	0.3%
Net new orders	4,078	3,921	4%	4,304	(5%)
Net new orders (dollar value)	$1,874,782	$1,749,217	7%	$1,915,601	(2%)
Average active selling communities	557	567	(2%)	562	(1%)
Monthly sales absorption rate per community	2.44	2.31	6%	2.55	(4%)
Cancellation rate	14%	15%	(1%)	13%	1%
Gross cancellations	677	711	(5%)	650	4%
Backlog (homes)	7,534	7,456	1%	7,109	6%
Backlog (dollar value)	$3,561,471	$3,428,713	4%	$3,259,168	9%

Land purchases (incl. seller financing)	$262,411	$237,925	10%	$165,269	59%
Adjusted Homebuilding EBITDA*	$220,500	$243,048	(9%)	$178,864	23%
Adjusted Homebuilding EBITDA Margin %*	13.6%	15.4%	(1.8%)	13.4%	0.2%
Homebuilding interest incurred	$52,168	$55,610	(6%)	$51,705	1%
Homebuilding interest capitalized to inventories owned	$51,338	$54,564	(6%)	$50,875	1%
Homebuilding interest capitalized to investments in JVs	$830	$1,046	(21%)	$830	―
Interest amortized to cost of sales (incl. cost of land sales)	$52,347	$41,830	25%	$39,428	33%

	As of
	June 30,	December 31,	Percentage
	2017	2016	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$200,200	$219,407	(9%)
Inventories owned	$6,654,990	$6,438,792	3%
Goodwill	$985,185	$970,185	2%
Homesites owned and controlled	67,622	65,424	3%
Homes under construction	7,775	5,792	34%
Completed specs	986	1,255	(21%)
Homebuilding debt	$3,762,273	$3,419,787	10%
Stockholders' equity	$4,235,706	$4,207,586	1%
Stockholders' equity per share	$38.44	$36.77	5%
Total consolidated debt to book capitalization	48.0%	46.6%	1.4%
Adjusted net homebuilding debt to total adjusted
book capitalization*	45.7%	43.2%	2.5%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 9.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,620,614	$1,558,701	$2,958,313	$2,737,866
Land sale revenues	500	19,661	500	26,179
Total revenues	1,621,114	1,578,362	2,958,813	2,764,045
Cost of home sales	(1,297,249)	(1,217,793)	(2,360,104)	(2,149,921)
Cost of land sales	(7)	(19,212)	(7)	(25,579)
Total cost of sales	(1,297,256)	(1,237,005)	(2,360,111)	(2,175,500)
Gross margin	323,858	341,357	598,702	588,545
Gross margin %	20.0%	21.6%	20.2%	21.3%
Selling, general and administrative expenses	(173,997)	(165,694)	(330,273)	(302,395)
Income (loss) from unconsolidated joint ventures	446	223	4,334	1,412
Other income (expense)	(2,675)	(4,415)	(2,844)	(7,823)
Homebuilding pretax income	147,632	171,471	269,919	279,739
Financial Services:
Revenues	20,277	20,539	40,233	38,091
Expenses	(11,661)	(12,393)	(24,036)	(23,009)
Financial services pretax income	8,616	8,146	16,197	15,082
Income before taxes	156,248	179,617	286,116	294,821
Provision for income taxes	(57,254)	(66,857)	(104,502)	(109,400)
Net income	98,994	112,760	181,614	185,421
Less: Net income allocated to unvested restricted stock	(408)	(251)	(705)	(350)
Net income available to common stockholders	$98,586	$112,509	$180,909	$185,071

Income Per Common Share:
Basic	$0.87	$0.95	$1.59	$1.55
Diluted	$0.75	$0.83	$1.38	$1.36

Weighted Average Common Shares Outstanding:
Basic	113,689,435	118,419,937	114,086,136	119,617,438
Diluted	131,636,412	136,088,146	132,079,976	137,277,899

Cash Dividends Declared Per Common Share	$0.04	$0.04	$0.08	$0.08

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$167,833	$191,086
Restricted cash	32,367	28,321
Inventories:
Owned	6,654,990	6,438,792
Not owned	86,618	66,267
Investments in unconsolidated joint ventures	125,768	127,127
Deferred income taxes, net	312,471	330,378
Goodwill	985,185	970,185
Other assets	233,785	204,489
Total Homebuilding Assets	8,599,017	8,356,645
Financial Services:
Cash and equivalents	47,861	17,041
Restricted cash	21,375	21,710
Mortgage loans held for sale, net	155,180	262,058
Mortgage loans held for investment, net	25,613	24,924
Other assets	17,750	26,666
Total Financial Services Assets	267,779	352,399
Total Assets	$8,866,796	$8,709,044

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$146,383	$211,780
Accrued liabilities	542,568	599,905
Secured project debt and other notes payable	27,041	27,579
Senior notes payable	3,735,232	3,392,208
Total Homebuilding Liabilities	4,451,224	4,231,472
Financial Services:
Accounts payable and other liabilities	19,374	22,559
Mortgage credit facility	149,828	247,427
Total Financial Services Liabilities	169,202	269,986
Total Liabilities	4,620,426	4,501,458
Equity:
Stockholders' Equity:
Preferred stock	―	―
Common stock	1,102	1,144
Additional paid-in capital	3,060,402	3,204,835
Accumulated earnings	1,174,374	1,001,779
Accumulated other comprehensive income (loss), net of tax	(172)	(172)
Total Stockholders' Equity	4,235,706	4,207,586
Noncontrolling Interest	10,664	―
Total Equity	4,246,370	4,207,586
Total Liabilities and Equity	$8,866,796	$8,709,044

INVENTORIES

	June 30,	December 31,
	2017	2016
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$3,156,378	$3,627,740
Homes completed and under construction	3,041,557	2,304,109
Model homes	457,055	506,943
Total inventories owned	$6,654,990	$6,438,792

Inventories Owned by Segment:
North	$930,156	$851,972
Southeast	1,998,997	1,896,552
Southwest	1,438,224	1,421,669
West	2,287,613	2,268,599
Total inventories owned	$6,654,990	$6,438,792

REGIONAL OPERATING DATA

	Three Months Ended June 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	914	$362	711	$339	29%	7%
Southeast	1,075	399	983	392	9%	2%
Southwest	907	448	1,003	432	(10%)	4%
West	757	600	787	634	(4%)	(5%)
Consolidated total	3,653	$444	3,484	$447	5%	(1%)

	Six Months Ended June 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	1,597	$354	1,272	$336	26%	5%
Southeast	1,956	399	1,696	391	15%	2%
Southwest	1,693	439	1,857	418	(9%)	5%
West	1,419	613	1,386	629	2%	(3%)
Consolidated total	6,665	$444	6,211	$441	7%	1%

	Three Months Ended June 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	923	$355	933	$331	(1%)	7%
Southeast	1,252	402	1,112	377	13%	7%
Southwest	940	445	945	431	(1%)	3%
West	963	649	931	659	3%	(2%)
Consolidated total	4,078	$460	3,921	$446	4%	3%

	Six Months Ended June 30,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	1,979	$349	1,824	$331	8%	5%
Southeast	2,535	394	2,313	374	10%	5%
Southwest	1,927	445	2,076	429	(7%)	4%
West	1,941	640	1,843	645	5%	(1%)
Consolidated total	8,382	$452	8,056	$440	4%	3%

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Average number of selling communities
during the period:
North	138	126	10%	139	121	15%
Southeast	181	179	1%	184	180	2%
Southwest	156	169	(8%)	155	172	(10%)
West	82	93	(12%)	82	94	(13%)
Consolidated total	557	567	(2%)	560	567	(1%)

REGIONAL OPERATING DATA (Continued)

	At June 30,
	2017		2016		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,680	$603,968	1,555	$524,001	8%	15%
Southeast	2,372	1,018,178	2,238	923,385	6%	10%
Southwest	1,848	896,335	2,121	970,020	(13%)	(8%)
West	1,634	1,042,990	1,542	1,011,307	6%	3%
Consolidated total	7,534	$3,561,471	7,456	$3,428,713	1%	4%

	At June 30,
	2017	2016	% Change
Homesites owned and controlled:
North	14,759	15,636	(6%)
Southeast	23,402	23,033	2%
Southwest	13,982	15,006	(7%)
West	15,479	14,066	10%
Total (including joint ventures)	67,622	67,741	(0%)

Homesites owned	51,120	50,947	0%
Homesites optioned or subject to contract	15,042	15,412	(2%)
Joint venture homesites	1,460	1,382	6%
Total (including joint ventures)	67,622	67,741	(0%)

Homesites owned:
Raw lots	9,860	8,325	18%
Homesites under development	13,694	12,344	11%
Finished homesites	12,761	14,296	(11%)
Under construction or completed homes	10,473	10,015	5%
Held for future development/for sale	4,332	5,967	(27%)
Total	51,120	50,947	0%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger and interest amortized to cost of home sales.  The table set forth below also calculates adjusted operating margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	June 30, 2017	Gross Margin %	June 30, 2016	Gross Margin %	March 31, 2017	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,620,614		$1,558,701		$1,337,699
Less: Cost of home sales	(1,297,249)		(1,217,793)		(1,062,855)
Gross margin from home sales	323,365	20.0%	340,908	21.9%	274,844	20.5%
Add: Purchase accounting adjustments included
in cost of home sales	―	n/a	5,858	0.3%	―	n/a
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	323,365	20.0%	346,766	22.2%	274,844	20.5%
Add: Capitalized interest included in cost
of home sales	52,347	3.2%	40,528	2.6%	39,428	3.0%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$375,712	23.2%	$387,294	24.8%	$314,272	23.5%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$323,365	20.0%	$346,766	22.2%	$274,844	20.5%
Less: Selling, general and administrative expenses	(173,997)	(10.7%)	(165,694)	(10.6%)	(156,276)	(11.7%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$149,368	9.2%	$181,072	11.6%	$118,568	8.9%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
	(Dollars in thousands)

Total consolidated debt	$3,912,101	$3,572,368	$3,667,214	$3,890,212
Less:
Financial services indebtedness	(149,828)	(154,467)	(247,427)	(174,514)
Homebuilding cash, including restricted cash	(200,200)	(174,187)	(219,407)	(286,840)
Adjusted net homebuilding debt	3,562,073	3,243,714	3,200,380	3,428,858
Stockholders' equity	4,235,706	4,287,373	4,207,586	4,039,955
Total adjusted book capitalization	$7,797,779	$7,531,087	$7,407,966	$7,468,813
Total consolidated debt to book capitalization	48.0%	45.5%	46.6%	49.1%
Adjusted net homebuilding debt to total adjusted book capitalization	45.7%	43.1%	43.2%	45.9%
Homebuilding debt	$3,762,273	$3,417,901	$3,419,787	$3,715,698
LTM adjusted homebuilding EBITDA	$981,269	$1,003,817	$996,183	$842,628
Homebuilding debt to adjusted homebuilding EBITDA	3.8x	3.4x	3.4x	4.4x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) (gain) loss on early extinguishment of debt, (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) extraordinary purchase accounting adjustments and (k) merger and other one-time transaction related costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2017	June 30, 2016	March 31, 2017	2017	2016
	(Dollars in thousands)

Net income	$98,994	$112,760	$82,620	$480,923	$310,127
Provision for income taxes	57,254	66,857	47,248	263,488	189,165
Homebuilding interest amortized to cost of sales	52,347	41,830	39,428	191,264	152,392
Homebuilding depreciation and amortization	14,915	15,381	12,676	61,750	53,460
EBITDA	223,510	236,828	181,972	997,425	705,144
Add:
Amortization of stock-based compensation	4,922	3,726	4,294	19,498	18,052
Cash distributions of income from unconsolidated joint ventures	193	―	3,081	3,495	2,688
Purchase accounting adjustments included in cost of home sales	―	5,858	―	―	82,705
Merger and other one-time transaction related costs	937	5,005	986	8,559	65,914
Less:
Income from unconsolidated joint ventures	446	223	3,888	6,979	3,880
Income from financial services subsidiaries	8,616	8,146	7,581	40,729	27,995
Adjusted Homebuilding EBITDA	$220,500	$243,048	$178,864	$981,269	$842,628
Homebuilding revenues	$1,621,114	$1,578,362	$1,337,699	$6,582,808	$5,090,546
Adjusted Homebuilding EBITDA Margin %	13.6%	15.4%	13.4%	14.9%	16.6%